UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2019 Senior Notes

On January 28, 2019, Energizer Holdings, Inc., a Missouri corporation (the “Company”), completed the issuance and sale of $600,000,000 aggregate principal amount of 7.750% Senior Notes due 2027 (the “2019 Notes”) as contemplated by the Purchase Agreement, dated January 17, 2019 (the “Purchase Agreement”), by and among the Company, Citigroup Global Markets Inc., as representative of the purchasers listed therein (the “Initial Purchasers”) and the guarantors party thereto. The 2019 Notes were issued pursuant to an indenture dated as of January 28, 2019 (the “Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The 2019 Notes were sold to the Initial Purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company did not register the issuances of the 2019 Notes under the Securities Act because such issuances did not constitute public offerings. The 2019 Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States to qualified investors in reliance on Regulation S) under the Securities Act. The 2019 Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

Interest and Maturity

The 2019 Notes accrue interest at a rate of 7.750% per annum and will mature on January 15, 2027.

Guarantees

The 2019 Notes are guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the credit agreement dated December 17, 2018 by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

Ranking

The 2019 Notes are:

•	general unsecured obligations of the Company;

•

equal in right of payment with all existing and future senior debt of the Company, including under the Credit Agreement and the Company’s 5.500% Senior Notes due 2025 issued on June 1, 2015, the Company’s 6.375% Senior Notes due 2026 issued on July 6, 2018, and the 4.625% Senior Notes due 2026 issued on July 6, 2018 by Energizer Gamma Acquisition B.V. (the “EUR Issuer”) and guaranteed by the Company (collectively, the “Existing Notes”);

•	senior in right of payment to any of the Company’s future debt that is, by its terms, expressly subordinated in right of payment to the 2019 Notes;

•	structurally subordinated to all liabilities of the Company’s subsidiaries that are not guarantors, including liabilities of the EUR Issuer;

•	effectively subordinated to all of the Company’s existing and future secured debt, including the Credit Agreement, to the extent of the value of the assets securing such debt; and

•	unconditionally guaranteed by the guarantors.

Optional Redemption

The Company will have the option to redeem some or all of the 2019 Notes at any time on or after January 15, 2022, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Company will also have the option to redeem some or all of the 2019 Notes at any time before January 15, 2022 at a redemption price of 100% of the principal amount of the 2019 Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time before January 15, 2022, the Company may redeem up to 40% of the aggregate principal amount of the 2019 Notes at a redemption price of 107.750% of the principal amount of the 2019 Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control

If the Company experiences specific change of control events, as the case may be, the Company may be required to offer to purchase the 2019 Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. If holders of not less than 90% of the principal amount of the outstanding 2019 Notes accept a change of control offer, the Company will have the right to redeem all of the 2019 Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. The ability of the Company to purchase the 2019 Notes, upon a change of control may be limited by the terms of the Credit Agreement.

Asset Sales

If the Company sells certain assets, under certain circumstances the Company may be required to offer to purchase the 2019 Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to:

•	incur additional debt or issue certain preferred stock;

•	pay dividends or repurchase or redeem capital stock or make other restricted payments;

•	limit dividends or other payments by the Company’s Restricted Subsidiaries to the Company or the Company’s other Restricted Subsidiaries;

•	incur liens;

•	enter into certain types of transactions with the Company’s affiliates; and

•	consolidate or merge with or into other companies.

These and other covenants that are contained in the Indenture are each subject to important exceptions and qualifications.

Covenant Suspension

During any period of time that (i) the ratings assigned to the 2019 Notes by both of Moody’s Investors Service, Inc. and S&P Global Ratings are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the Indenture, the Company and the Company’s Restricted Subsidiaries will not be subject to most of the covenants discussed above. In the event that the Company and the Company’s Restricted Subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the 2019 Notes below the level set forth above or a default or event of default occurs and is continuing under the Indenture, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, or the holders of at least 25% in aggregate principal amount of the then outstanding 2019 Notes, may declare all the 2019 Notes to be due and payable immediately.

General

A copy of the Indenture and the form of 2019 Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Initial Purchasers and the Trustee or their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Shareholder Agreement

In connection with the issuance of 5,278,921 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”) on January 28, 2019 (the “Closing Date”) upon the consummation of the acquisition of the Auto Care Business described under Item 2.01 below (the “Acquisition”), the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with Spectrum. Spectrum transferred the Shares to a subsidiary which subsidiary became subject to the Shareholder Agreement by executing a joinder thereto. The provisions of the Shareholder Agreement that are applicable to Spectrum also apply to the subsidiary holding the Shares following the transfer by Spectrum.

The Shareholder Agreement contains a 24-month standstill provision beginning on the Closing Date that is applicable to Spectrum, pursuant to which, among other things, subject to certain exceptions contained in the Shareholder Agreement, Spectrum will be prohibited, either acting alone or in concert with others, from supporting or engaging in certain transactions involving the Company or seeking to knowingly or intentionally control or influence management, the board of directors (the “Board”) or policies of the Company with respect to such matters. In addition, for a period of 18 months beginning on the Closing Date, subject to certain limitations and qualifications contained in the Shareholders Agreement, Spectrum will be required to vote in favor of the Board’s director nominees and in accordance with the Board’s recommendations identified on the Company’s proxy or information statement on all other matters at any meeting of the Company’s shareholders.

In addition, pursuant to the Shareholder Agreement, beginning after the 12 month anniversary of the Closing Date, the Company is required, at the request of Spectrum, to use commercially reasonable efforts to file a shelf registration statement covering the resale by Spectrum of the Shares and any additional shares of Common Stock acquired by Spectrum (the “Additional Shares”) in one or more registered offerings. Spectrum will also have certain rights pursuant to the Shareholder Agreement to demand registration of Shares and any Additional Shares in an underwritten takedown under the shelf registration and to participate in certain registered underwritten public offerings by the Company. The Company will be subject to customary obligations regarding the registration of the Shares and the Additional Shares, the maintenance of an active shelf registration statement and the offer and resale of the Shares and any Additional Shares, subject to customary limitations and exceptions, including the Company’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters. The Shareholders Agreement includes customary indemnification provisions in favor of Spectrum and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration. The Company will bear the costs of registration, as well as one-half of any roadshow expenses and the fees of Spectrum’s outside counsel, subject to certain limitations; Spectrum will be responsible for the selling expenses.

Pursuant to the Shareholder Agreement, subject to certain exceptions, Spectrum agreed not to transfer any of the Shares or other equity securities in the Company, or engage in certain hedging transactions from the closing of the Acquisition until the day that is 12 months after the Closing Date and, following such period, subject to certain limitations, Spectrum agreed not to transfer the Shares or other equity securities in the Company to any person or entity who would thereafter beneficially own more than 4.9% of the Company’s outstanding shares of equity securities after giving effect to such transaction. From and after the 18 month anniversary of the Closing Date, the Company has the right to repurchase any or all of the Shares then held by Spectrum or its affiliates for a purchase price per share equal to, as more specifically described in and subject to adjustment as set forth in the Shareholder Agreement, the greater of (a) the volume-weighted average sales price per share for the ten consecutive trading days beginning on the 12th trading day immediately preceding notice of the repurchase from the Company and (b) $65.117, which equals 110% of the Common Stock VWAP, as defined in Item 2.01 below.

A copy of the Shareholder Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of such agreement, does not purport to be complete, and is qualified in its entirety by the complete text of such agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2018, the Company entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Spectrum on November 15, 2018. On January 28, 2019, pursuant to the terms and conditions of the Acquisition Agreement, the Company completed the previously announced acquisition of the global auto care business (the “Auto Care Business”) from Spectrum.

At the closing of the acquisition, following certain adjustments made in accordance with the Acquisition Agreement, the Company paid an estimated cash purchase price of approximately $938.7 million, which estimated cash purchase price is subject to further post-closing adjustments described in the Acquisition Agreement (the “Cash Purchase Price”), and issued to Spectrum 5,278,921 shares of Common Stock (the “Stock Consideration”), as stock consideration. The number of shares of Common Stock constituting the Stock Consideration was determined by dividing $312.5 million by the volume-weighted average sales price per share of the Common Stock for the 10 consecutive trading days immediately preceding the date of the Acquisition Agreement (the “Common Stock VWAP”), as more specifically described in the Acquisition Agreement.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement attached to the Current Report on Form 8-K filed by the Company on November 15, 2018, which agreement is incorporated herein by reference in its entirety.

The exhibits filed herewith have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Spectrum or the Auto Care Business. In particular, the assertions embodied in the representations and warranties in the Acquisition Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Acquisition Agreement are not necessarily characterizations of the actual state of facts about the Company, Spectrum, or the Auto Care Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Stock Consideration issued upon the consummation of the Acquisition set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The issuance of the Stock Consideration is exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) the negotiations for the issuance of the securities took place directly between Spectrum and the Company; and (d) the recipient of the securities is an accredited investor.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the 59,894,948 shares outstanding and entitled to vote, 54,669,592 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:    Management’s nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2020 or until their respective successors are elected and qualified by the votes of the shareholders set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Bill G. Armstrong	48,604,591	232,436	46,860	5,785,705
Alan R. Hoskins	48,690,784	146,191	46,912	5,785,705
Kevin J. Hunt	48,638,033	199,207	46,647	5,785,705
James C. Johnson	47,950,909	888,806	44,172	5,785,705
W. Patrick McGinnis	48,631,304	212,902	39,681	5,785,705
Patrick J. Moore	48,676,029	165,868	41,990	5,785,705
J. Patrick Mulcahy	48,628,350	215,007	40,530	5,785,705
Nneka L. Rimmer	48,670,327	170,615	42,945	5,785,705
Robert V. Vitale	48,674,183	162,353	47,351	5,785,705

Proposal 2:    The Company’s executive compensation, as described in the Company’s 2018 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
47,751,286	1,043,029	89,572	5,785,705

Proposal 3:    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2019 was ratified by the votes of the shareholders set forth in the table below:

For	Against	Abstain
54,405,596	206,323	57,673

Item 7.01	Regulation FD Disclosure

A press release related to the matters described in Item 2.01 of this Current Report on Form 8-K is included in Exhibit 99.1.

On January 28, 2019, the Company announced that its Board of Directors declared a quarterly dividend of $0.30 per share on its Common Stock, payable on March 18, 2019 to all shareholders of record as of the close of business on February 25, 2019 in addition to a quarterly dividend of $1.8333 per share of 7.50% Series A mandatory convertible preferred stock, payable on April 15, 2019 to all shareholders of record as of the close of business on April 1, 2019. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

Following the completion of the Acquisition, the Company and certain subsidiaries of the Company that were acquired by the Company in connection with the Acquisition entered into Supplemental Indentures relating to the Indenture and indentures governing the Company’s existing senior notes, copies of which are filed as Exhibits 4.3, 4.4, 4.5 and 4.6 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited annual combined financial statements of the Auto Care Businesses as of September 30, 2018 and 2017 and for the fiscal years ended September 30, 2018, 2017 and 2016, and the notes related thereto, were previously filed as Exhibit 99.2 to the Amendment to the Company’s Current Report on Form 8-K filed on January 14, 2019, and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2018, and the unaudited pro forma condensed combined statement of earnings of the Company for the fiscal year ended September 30, 2018, in each case giving effect to the Acquisition and certain other transactions, were previously filed as Exhibit 99.3 to the Amendment to the Company’s Current Report on Form 8-K filed on January 14, 2019, and are incorporated by reference herein.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

2.1	Acquisition Agreement, dated as of November 15, 2018, by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed November 15, 2018).

4.1	Indenture, dated January 28, 2019, by and among Energizer Holdings, Inc., the Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of 7.750% Senior Notes due 2027 (included in Exhibit 4.1).

4.3	Supplemental Indenture dated January 28, 2019 to the Indenture dated January 28, 2019, by and among Energizer Holdings, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.4	Supplemental Indenture dated January 28, 2019 to the Indenture dated July 6, 2018, by and among Energizer Holdings, Inc., as successor by merger to Energizer Gamma Acquisition, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.5	Supplemental Indenture dated January 28, 2019 to the Indenture dated July 6, 2018, by and between Energizer Gamma Acquisition B.V., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.6	Supplemental Indenture dated January 28, 2019 to the Indenture dated June 1, 2015, by and among Energizer Holdings, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Shareholder Agreement dated January 28, 2019 by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. and a joinder thereto.

99.1	Press release dated January 28, 2019

99.2	Press release dated January 28, 2019

99.3	Audited annual combined financial statements of the Auto Care Businesses as of September 30, 2018 and 2017 and for the fiscal years ended September 30, 2018, 2017 and 2016, and the notes related thereto (incorporated by reference to Exhibit 99.2 to the Amendment to the Company’s Current Report on Form 8-K filed on January 14, 2019)

99.4	Unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2018, and the unaudited pro forma condensed combined statement of earnings of the Company for the fiscal year ended September 30, 2018, in each case giving effect to the Acquisition and certain other transactions (incorporated by reference to Exhibit 99.3 to the Amendment to the Company’s Current Report on Form 8-K filed on January 14, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: January 28, 2019